Exhibit 99.1

NewsRelease

TC PipeLines, LP to Release Fourth Quarter and Full Year 2015 Results on February 25

Expects Non-Cash Impairment Charge

HOUSTON, Texas – February 11, 2016 – TC PipeLines, LP (NYSE: TCP) (the Partnership) will release its fourth quarter and full year 2015 financial results on Thursday, February 25, 2016. Brandon Anderson, president of the general partner, will discuss the Partnership’s financial results and latest developments in a teleconference and webcast on Thursday, February 25 at 10 a.m. (CDT)/ 11 a.m. (EDT).

The Partnership expects to record a non-cash impairment charge of approximately $199 million for the fourth quarter of 2015 related to its investment in Great Lakes Gas Transmission Limited Partnership.  Despite the recent improvement in income from Great Lakes, its long-term value has been adversely impacted by changing natural gas flows in its market region as well as the infeasibility, in our view, of other strategic alternatives to increase its utilization or revenue.  As a result, we determined that the carrying value of our investment in GLGT is in excess of its fair value, and that this decline is not temporary.

The preliminary estimate of the fourth quarter 2015 impairment charge related to the Partnership’s investment in Great Lakes is based upon current information available to the Partnership’s management personnel. The Partnership expects to include the actual amount of the impairment charge when it announces its fourth quarter and full-year 2015 financial results. The impairment charge is a one-time, non-cash item which does not impact our ability to generate distributable cash flow or to pay distributions to our unitholders.

Analysts, members of the media and other interested parties are invited to participate in the call by dialing 866.225.6564. Please dial in 10 minutes prior to the start of the call. No pass code is required. A live webcast will also be available through the Partnership’s website at www.tcpipelineslp.com.  Slides for the conference call will be posted on the Partnership’s website under “Events and Presentations” prior to the webcast.

A replay of the teleconference will also be available two hours after the conclusion of the call and until 11 p.m. (CDT) and midnight (EDT) on March 3, 2016, by calling 800.408.3053, then entering pass code 9878635.

TC PipeLines, LP is a Delaware master limited partnership with interests in seven federally regulated U.S. interstate natural gas pipelines which serve markets in the Western, Midwestern and Eastern United States. The Partnership is managed by its general partner, TC PipeLines GP, Inc., a subsidiary of TransCanada Corporation (NYSE:TRP). For more information about TC PipeLines, LP, visit the Partnership's website at www.tcpipelineslp.com.

Forward-Looking Statements
Certain non-historical statements in this release relating to an estimated impairment charge and other projections are intended to be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These statements are based on current expectations and, therefore, subject to a variety of risks and uncertainties.  The amount of the Partnership’s actual impairment charge related to its investment in Great Lakes may differ materially from the preliminary estimate the Partnership has provided in this press release as a result of many factors, including, without limitation, the completion of our closing procedures, final adjustments and other developments arising between now and the time that the Partnership’s financial and operational results for the reporting period are finalized.  Other factors that could cause future results to differ materially from those anticipated are discussed in Item 1A of the Partnership’s Annual Report on Form 10-K and subsequent Form 10-Q and Form 8-K filings with the Securities and Exchange Commission (the SEC). Readers are cautioned not to place undue reliance on these forward-looking statements in making investment decisions. All forward-looking statements speak only as of the date made and, except as required by applicable law, we undertake no obligation to update any forward-looking statements to reflect new information, subsequent events or other changes.

Media Inquiries:	Mark Cooper/	403.920.7859
	Terry Cunha	800.608.7859

Unitholder and Analyst Inquiries:	Rhonda Amundson	877.290.2772
		investor_relations@tcpipelineslp.com